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                                                                    EXHIBIT 10.4
                                                                  EXECUTION COPY

                          TRANSITION SERVICES AGREEMENT

      THIS TRANSITION SERVICES AGREEMENT, is dated as of, and effective as of, February 22, 2005 (this "Agreement"), and is by and between SENTIGEN HOLDING CORPORATION, a Delaware corporation ("Sentigen"), and CELL & MOLECULAR TECHNOLOGIES, INC., a Delaware corporation ("CMT", and together with Sentigen, collectively, the "Sellers"), and CHEMICON SPECIALTY MEDIA, INC., a Delaware corporation ("CSM"), CHEMICON INTERNATIONAL, INC., a California corporation ("Chemicon"), and SEROLOGICALS CORPORATION, a Delaware corporation ("Serologicals", and together with CSM and Chemicon, collectively, the "Buyers") (collectively, the "Parties").

                                    RECITALS

      WHEREAS, pursuant to an Asset Purchase Agreement, dated the date hereof (the "Purchase Agreement"), by and among Sellers and Buyers, CSM has purchased from CMT and CMT has sold to CSM, all of the assets comprising or used in the operations of the Specialty Media Division (the "Division") of CMT; and

      WHEREAS, in order to provide for an efficient and orderly transition of the ownership and management of the business of the Division, Sellers have agreed to enter this Agreement to provide certain transition services after the Closing to Buyers on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I

                                  CONSTRUCTION

      Section 1.1. Definitions and Interpretation. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement. All references to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require. The headings of the Articles and Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. The definitions

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of terms defined herein shall apply equally to both singular and plural forms of the defined terms.

                                   ARTICLE II

                               TRANSITION SERVICES

      Section 2.1 In General. During the period beginning on the Closing Date and ending at the close of business on June 30, 2005, subject to such extensions as may be mutually agreed to by the parties in writing and subject to the right of the Buyers to terminate the obligation of the Sellers hereunder as provided below (the "Transition Period"), the Sellers agree to furnish, or to cause their respective affiliates to furnish, to the Buyers the services specified in the following subsections of this Article II and such other services as the Parties shall mutually agree are necessary to effect an orderly transition of the ownership of the business of the Division from the Sellers to Buyers (referred to herein collectively as the "Transition Services"). During the Transition Period, the Sellers agree to furnish, or to cause their respective affiliates to furnish, the services of such persons whose services shall be reasonably necessary to provide the Transition Services (the "Transition Employees"). The Transition Employees shall be available to provide Transition Services for Buyers but shall not be required to devote their full time and attention to the Transition Services. The work schedule of the Transition Employees shall be as mutually agreed upon by the parties. The Buyers shall be permitted, upon the provision of not less than 30 days' notice to the Sellers, to instruct the Sellers to cease providing some or all of the Transition Services.

      Section 2.2. Management Information and Telecommunications Services. During the Transition Period, the Sellers (i) shall permit the Division's information technology equipment to remain connected to the Sellers' internal computer network and shall provide network helpdesk and support sufficient to ensure the operation of such equipment and such network on the same basis as the Sellers' equipment and network operate; (ii) shall provide the Division with access to Microsoft Outlook, Microsoft Word, Microsoft Excel and Microsoft PowerPoint to the extent permitted by the Sellers' licenses with Microsoft Corporation; (iii) shall provide the Division and the Buyers with access to the Sellers' MAS 200 accounting software to the extent permitted by the Sellers' licenses with Best Software, Inc.; (iv) shall permit the Division's telecommunications equipment to remain connected to the Sellers' telephone switch; and (v) shall provide local and long distance telephone service and internet access to the Division to the extent permitted by the terms of the Sellers' existing agreements with its service providers. If the provision of any management information or telecommunications service to be provided by the Sellers would infringe or violate a license, royalty agreement, or other agreement or arrangement to which either Seller is a party, then the Sellers shall provide Buyers with notice of said potential infringement or violation (a "MIS Violation Notice"). Within ten days following receipt of a MIS Violation Notice, the Sellers shall cease providing the management information service that was subject to the MIS Violation Notice.

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      Section 2.3. Accounting. During the Transition Period, the Sellers shall, or shall cause their respective affiliates to, provide the following accounting services to the Buyers with respect to the Division: (i) generating invoices to customers; (ii) mailing invoices; (iii) receiving cash payments and remitting such cash payments in accordance with Buyers' instructions; (iv) overseeing accounts payable administration; (v) issuing to vendors checks drawn off Buyers' accounts; (vi) recording the acquisition or disposition of fixed assets; and
(vii) assisting with the transfer of all accounting data recorded by the Sellers to the Buyers' financial system. With respect to the accounting Transition Services described in clause (vii) of the preceding sentence, the Sellers shall provide batch posting reports with respect to all accounting data recorded by the Sellers in Microsoft Excel format. The accounting Transition Services provided pursuant to this Section 2.3 will be supervised by the Sellers' senior accounting management. The accounting Transition Services shall not include the following: (i) general ledger creation or maintenance; (ii) financial statement preparation; (iii) credit analysis; or (iv) tax reporting, preparation, compliance or planning.

      Section 2.4. Document Management. During the Transition Period, the Sellers agree to assist the Buyers to identify and to retrieve any of the Division's historical business records that have been co-mingled with the Sellers' historical business records.

                                   ARTICLE III

                         PAYMENT FOR TRANSITION SERVICES

      Section 3.1. Pricing. The Buyers shall pay to Sellers for the Transition Services a fee for the Transition Services in accordance with the following schedule:

SERVICE                                               FEE
------------------------                ---------------------------------
MIS and Telecom Services                $1,500  per week
Accounting                              $2,600  per week
Document Management                     $20.00  per hour of employee time

In addition to the fees set forth above, the Buyers shall reimburse the Sellers for their out-of-pocket costs incurred in providing the Transition Services to Buyers. Such out-of-pocket costs shall be billed at the actual amount incurred without premium or mark-up.

      Section 3.2. Invoices. The Sellers shall prepare and submit to the Buyers monthly invoices for the Transition Services during each month of the Transition Period. Such invoices shall be submitted within 15 days following the end of each month during the Transition Period. Each such invoice shall set forth in reasonable detail a description of the Transition Services provided during the month covered by the invoice and a description of the manner in which the amount invoiced was calculated.

      Section 3.3. Payment of Invoices. The Buyers shall pay invoices submitted by the Sellers promptly following receipt thereof and in any event within 45 days following receipt.

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Any undisputed amount not paid within 45 days shall bear interest at .25% per month, or the maximum rate permitted by applicable law, whichever is less. If the Buyers dispute the amount of any invoice, they shall pay the undisputed amount and shall provide a notice to the Sellers describing in reasonable detail the basis for their dispute of the remainder. The Parties shall work together in good faith to resolve any such dispute. If the Buyers so request, the Sellers shall permit the Buyers to examine, at their expense and during normal business hours, the business records relevant to the computation of the disputed invoiced amount. If the Buyers and the Sellers are unable to resolve any such dispute, the dispute shall be submitted to arbitration in accordance with Section 8.14 of the Purchase Agreement.

                                   ARTICLE IV

                                OTHER AGREEMENTS

      Section 4.1. Cash Receipts. As promptly as practicable following the Closing Date, the Sellers shall notify the customers of the Division that the Division has been sold to the Buyers, which notification shall include instructions for the remission of payments to the Buyers with respect to any accounts receivable of the Division purchased by the Buyers. From time to time, both during the Transition Period and thereafter, the Sellers may receive payments from third parties that belong to the Buyers. The Sellers agree to use their best efforts to identify any such payments, to notify the Buyers of receipt of such payments and to remit such payments to the Buyers, in each case, as promptly as practicable. Notwithstanding anything to the contrary set forth in this Agreement, this Section 4.1 shall survive the expiration of the Transition Period indefinitely.

      Section 4.2. Mail, Faxes and Telephone Calls. During and after the Transition Period, the Sellers will forward all mail, faxes and telephone calls relating to or involving the Division to the Buyers to such telephone and facsimile number(s) and/or addresses as Buyers shall specify from time-to-time. Notwithstanding anything to the contrary set forth in this Agreement, this
Section 4.2 shall survive the expiration of the Transition Period.

                                    ARTICLE V

                              TERM AND PERFORMANCE

      Section 5.1. Term. Unless otherwise specified, the Sellers' obligation to perform the Transition Services covered by this Agreement shall terminate at the close of business on the last day of the Transition Period or upon the written agreement of the Parties.

      Section 5.2. Performance of Transition Services. The Sellers agree to perform the Transition Services in accordance with past practices.

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                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.1. Indemnification; Limitation of Liability. Each Party (the "Indemnifying Party") shall protect, indemnify and hold harmless each other Party for any and all losses and damages arising from (i) any material breach of or material default in performance by the Indemnifying Party of any covenant, agreement or obligation to be performed by such Indemnifying Party pursuant to this Agreement; (ii) any act of fraud, embezzlement or criminal activity of the Indemnifying Party (or any of its officers, directors, employees or agents); or
(iii) the willful misconduct or gross negligence by the Indemnifying Party in the performance of its covenants, agreements or obligations under and pursuant to this Agreement; provided that in no event shall any Indemnifying Party be liable for any indirect, special, incidental, punitive or consequential damages pursuant to this Section 6.1.

      Section 6.2. Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors, legal representatives and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party without the prior written consent of the other party. Any attempted assignment without the required consent shall be null and void.

      Section 6.3. Relationship of the Parties. None of the provisions of this Agreement are intended to create nor shall they be deemed or construed by the parties to create any partnership or joint venture relationship or other relationship between the parties hereto, except that of independent entities contracting with each other solely for the purpose of effecting the provisions of this Agreement.

      Section 6.4. Further Assurances. From and after the date hereof, each party hereto will execute all such instruments and take all such actions as any other party may reasonably request in connection with the transactions and services contemplated by this Agreement. In addition, the parties hereto shall cooperate with each other and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other during the Transition Period to facilitate the orderly transition of the business of the Division.

      Section 6.5. Notices. All notices, requests, demands and other communications required or permitted to be given or delivered hereunder shall be given in accordance with the notice provisions in Section 8.1 of the Purchase Agreement.

      Section 6.6. No Third Party Beneficiaries. The Parties hereto agree that this Agreement is for the sole benefit of the Parties hereto and is not intended to confer any rights or benefits on any third party, including any employee of either Party hereto, and that there are no third party beneficiaries to this Agreement or to any part of a specific provision of this Agreement.

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      Section 6.7. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, without regard to choice of law principles thereof.

      Section 6.8. Amendment. This Agreement may be amended, supplemented or modified only by a written agreement signed by each party hereto. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof but only by a written instrument signed by the party waiving such terms or conditions. The waiver of any provision shall be effective only in the specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof.

      Section 6.9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. But if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be deemed restated to reflect the original intention of the parties as nearly as possible in accordance with applicable law, and if capable of substantial performance, the remaining provisions of this Agreement shall be enforced as if this Agreement was entered into without the invalid provision.

      Section 6.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

      Section 6.11. Force Majeure. If either Party to this Agreement shall be prevented, hindered or delayed in the performance or observance of any of its obligations hereunder by reason of any circumstances beyond its reasonable control, and such delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Party through the use of alternate sources, work-around plans, or other means (a "Force Majeure"), then such Party shall be excused from any other further performance or observance of the obligations so affected for so long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the other and shall describe at a reasonable level of detail the circumstances causing such delay. Notwithstanding the foregoing, should a Party be unable to perform any of its obligations hereunder for a period of more than 30 consecutive days by reason of a Force Majeure, the other Party, at its option, shall have the right to terminate this Agreement in whole or solely with respect to the section hereof under which the non-performing Party has been unable to perform its obligations, in which case the provision so terminated shall have no further force or effect and this Agreement shall remain in effect as to all other provisions.

      Section 6.12. Confidential Information. The Parties acknowledge that the provision of the Transition Services will require that the Parties exchange "Confidential Information" within the meaning of the Joint Confidentiality Agreement dated June 15, 2004, between Sentigen Holding Corporation and Serologicals Corporation. The Parties hereby agree to abide by the

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terms of such Joint Confidentiality Agreement with respect to any such information exchanged by them during the term of this Agreement.

        (The remainder of this page has been left blank intentionally.)

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      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date set forth above.

SENTIGEN HOLDING CORPORATION

/s/ Fredrick B. Rolff
Title: Chief Financial Officer

CELL & MOLECULAR TECHNOLOGIES, INC.

/s/ Fredrick B. Rolff
Title: Chief Financial Officer

CHEMICON SPECIALTY MEDIA, INC.

/s/ Harold W. Ingalls
Title: Vice President, Finance, and Chief Financial Officer

CHEMICON INTERNATIONAL, INC.

/s/ Harold W. Ingalls
Title: Vice President, Finance, and Chief Financial Officer

SEROLOGICALS CORPORATION

/s/ Harold W. Ingalls
Title: Vice President, Finance, and Chief Financial Officer